UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
CNB FINANCIAL SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 7, 2010.
Dear Shareholder:
1.	Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for our 2010 Annual Meeting of Shareholders are available on the Internet.
2.	The proxy statement and annual report to shareholders are available at: www.cnbwv.com/pdf/proxy2010.pdf
The 2010 Annual Meeting of Shareholders of CNB Financial Services, Inc. (the “Company”) will be held at The American Legion, Berkeley Springs, West Virginia, at 12:30 pm, on April 7, 2010. Only shareholders who owned stock at the close of business on the record date, March 3, 2010 (the “Record Date”), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place.
Proposals to be voted on at the Annual Meeting are listed below:
1.	Election of four (4) Class II directors to serve for a 3-year term and until their successors are elected and qualified;

Jay E.	Dick Jerald McGraw
Thomas F. Rokisky	Arlie R. Yost
2.	Ratification of the Board of Directors’ selection of Smith Elliott Kearns & Company, LLC, as CNB’s independent auditors for 2010; and

3.	The transaction of such other business as may properly come before the meeting or any adjournments thereof.
This Notice also constitutes notice of the 2010 Annual Meeting of Shareholders of the Company.
You may access the following proxy materials at www.cnbwv.com/pdf/proxy2010.pdf
•	Notice of the 2010 Annual Meeting of Shareholders;

•	Company’s 2010 Proxy Statement;

•	Company’s Annual Report on Form 10-K to Shareholders for the year ended December 31, 2009; and

•	Proxy Card.
Shareholders of record as of the Record Date are encouraged and cordially invited to attend the 2010 Annual Meeting of Shareholders. Directions to attend the Annual Meeting where you may vote in person can be found on our website: www.cnbwv.com/pdf/proxy2010.pdf
This Notice is not a form for voting and presents only an overview of the more complete proxy materials listed above.

CNB FINANCIAL SERVICES, INC.
101 SOUTH WASHINGTON STREET
P.O. BOX 130
BERKELEY SPRINGS, WEST VIRGINIA 25411-0130
(304) 258-1520
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 7, 2010
     The Annual Meeting of Shareholders of CNB Financial Services, Inc. (“CNB”) will be held on Wednesday, April 7, 2010, at The American Legion, Berkeley Springs, West Virginia, at 12:30 p.m., local time, for the purposes of considering and voting upon the following proposals:
1.	To elect four (4) Class II directors for a three-year term and until their successors are elected and qualified;

2.	To ratify the selection by the Board of Directors of Smith Elliott Kearns & Company, LLC, as CNB’s independent auditors for 2010; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.
     Shareholders who are holders of record on March 3, 2010, may vote at the meeting.

By Order of the Board of Directors, Thomas F. Rokisky President/CEO
Berkeley Springs, West Virginia
March 12, 2010
Please vote, sign, date and return the enclosed proxy in the enclosed, self-addressed envelope as promptly as possible, even if you plan to attend the meeting. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy. You may revoke your proxy before it is voted at the meeting.

*	Matter to be voted upon.

CNB FINANCIAL SERVICES, INC.
101 SOUTH WASHINGTON STREET
P.O. BOX 130
BERKELEY SPRINGS, WEST VIRGINIA 25411-0130
(304) 258-1520
PROXY STATEMENT
GENERAL
Information Concerning the Solicitation
     CNB’s board of directors is soliciting proxies to vote CNB shares at the 2010 Annual Meeting of Shareholders. Shareholders will meet at 12:30 p.m., on Wednesday, April 7, 2010, for the purposes stated in the accompanying Notice of Annual Meeting. On or about March 12, 2010, CNB began mailing this proxy statement to shareholders of record as of March 3, 2010. Shareholders of record as of March 3, 2010, may vote at the meeting.
     Please read this proxy statement carefully. You will find more information about CNB in our enclosed Form 10-K for the year ended December 31, 2009, and in the public documents we file with the Securities and Exchange Commission.
     CNB will pay for the cost of preparing, assembling, printing and mailing of the proxy material. Directors, officers and employees of CNB may solicit proxies personally, by telephone, telegraph and telecopier. We will arrange with custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of stock and upon request, CNB will reimburse them for reasonable forwarding expenses.
     As of March 3, 2010, CNB had 5,000,000 authorized shares of common stock with 458,048 shares issued and 443,648 shares outstanding.
Voting and Revoking Your Proxy
     If you complete, sign and return the enclosed proxy card, the person’s name in the proxy card will vote your shares as you direct. If you sign and return the proxy card without indicating how you want to vote, the proxies will vote your shares:
•	For the election of the nominees for director identified in this proxy statement;
•	For the ratification of the selection of Smith Elliott Kearns & Company, LLC as the independent accountants for the corporation for the year ending December 31, 2010; and
•	In accordance with the recommendations of the Board of Directors for any other business that may properly come before the annual meeting and any adjournment or postponement of the meeting.

     If any other matters are properly presented for consideration at the Annual Meeting, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At this time, CNB is not aware of any other matters that may come before the Annual Meeting.
     You may revoke your proxy at any time before the shares subject to it are voted by:
•	Notifying, in person or in writing, Rebecca Stotler, CNB Bank, Inc., 101 S. Washington Street, P.O. Box 130, Berkeley Springs, West Virginia 25411;
•	Executing a proxy bearing a later date; or
•	Voting in person at the Annual Meeting the shares represented by the proxy.
     Your attendance at the Annual Meeting will not, by itself, revoke your proxy. You must vote in person at the Annual Meeting to revoke your proxy. All shares of CNB’s common stock represented by valid proxies received pursuant to this solicitation, and not revoked before their exercise, will be voted in the manner specified therein.
     A quorum for the meeting is present if at least a majority of the outstanding shares is present in person or by proxy. Votes withheld and abstentions will count in determining the presence of a quorum for the particular matter as to which the shareholder withheld authority. Those who fail to return a proxy card or attend the meeting will not count towards determining a quorum.
PURPOSES OF MEETING
1. ELECTION OF DIRECTORS
General
     The Bylaws of CNB provide for a classified Board of Directors which are divided into three classes of directors, each class to be as nearly equal in number of directors as possible. The four members whose terms expire represent those nominated to serve for a three year term without any replacements.
     As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting for directors at least 48 hours before the meeting. If a shareholder properly requests cumulative voting for directors, then each CNB shareholder will have the right to vote the number of shares owned by that shareholder for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of shares owned shall equal, or to distribute them on the same principle among as many candidates as the shareholder sees fit. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. For all other purposes, each share is entitled to one vote.

     To vote cumulatively, you multiply the number of shares you own times the number of nominees, resulting in a cumulative total. You may vote your cumulative total for one nominee or divide it among all four nominees in any proportion you choose. The following is an example of how cumulative voting works. If you own five shares and there are four nominees for director, you have a cumulative total of 20 votes. You may choose to vote all 20 votes for one nominee and not vote for the other nominees. Or, you may allocate five votes for each nominee. Or, you may choose any other allocation of your cumulative total over all or part of the four nominees. If you vote your shares cumulatively by proxy, you must indicate how you wish to divide your cumulative total. Otherwise, the proxies will vote the cumulative total evenly or in a manner to elect as many of CNB’s nominees as possible. For all other purposes, each share is entitled to one vote.
Management Nominees to CNB Board
     The following table sets forth information on the current directors of CNB who are also the management nominees. All nominees are incumbent directors of CNB Financial Services, Inc. All Board members are independent except for Mr. Rokisky, President and CEO of CNB and Charles Trump, IV, whose firm provides legal services for CNB.

		Director	Principal Occupation for Past Five Years
Name	Age	Since	and Position Held with CNB
Class II Directors — Term Expires 2010 and Nominees for Class II Directors
Jay E. Dick	57	1983	Retired — Manager-Hunters’ Hardware, Inc.
Jerald McGraw	63	1988	Insurance
Thomas F. Rokisky	63	1993	President and Chief Executive Officer, CNB and CNB Bank, Inc.
Arlie R. Yost	62	1988	Licensed Residential Appraiser

Class III Directors — Term Expires 2011
J. Robert Ayers	80	1974	Retired — President, Citizens National Bank (predecessor to CNB Bank, Inc.)
John E. Barker	81	1972	Auto Sales — Service
Herbert L. Eppinger	77	1979	Retired — Agriculture
J. Philip Kesecker	80	1965	Real Estate Development

Class I Directors — Term Expires 2012
Kenneth W. Apple	53	2003	Certified Public Accountant
Margaret S. Bartles	55	2002	Realtor
Martha H. Quarantillo	50	1999	Pharmacist
Charles S. Trump IV	49	1986	Attorney at Law

     We believe that all our current Board members possess the professional and personal qualifications necessary for board service, and have highlighted particularly noteworthy attributes for each Board member in the individual biographies below. In addition, length of service on our Board has provided several directors with significant exposure to both our business and the industry in which we compete.
Nominee for Election for a Three-Year Term Expiring at Our Fiscal Year 2012 Annual Meeting
     Jay E. Dick. Mr. Dick has served as a director of CNB and the bank since 1983. Mr. Dick is the Chairman of the Personnel Committee and the Information Technology Committee and is a member of the Audit, Appraisal, Bank Directorship Planning and Strategic Planning Committees. Mr. Dick is the former manager of Hunter’s Hardware Inc. Berkeley Springs, WV, a family owned business, which he joined in 1975. Mr. Dick is a 1974 graduate of WVU with a B.S. degree in Political Science. Mr. Dick was a charter member of the Berkeley Springs Rotary Club in the early 1980’s. Mr. Dick was instrumental in starting the youth football program in Berkeley Springs and coached youth football teams for many years. Mr. Dick has served as President of the Cacapon Men’s Golf Association and on the Board of Directors of the Morgan County American Red Cross. As a result of these and other professional experiences, Mr. Dick possesses particular knowledge and experience in the operation of a business and dealing with human resource issues that strengthen the Board’s collective qualifications, skills and experience.
     Jerald McGraw. Mr. McGraw has served as a director of CNB and the bank since 1988. Mr. McGraw is the Chairman of the Insurance Committee and the Charitable Contributions Committee and is a member of the Audit, Trust, Information Technology and Strategic Planning Committees. Mr. McGraw is a Resident Vice President with Smith Nadenbousch Insurance Agency, Berkeley Springs, WV. Mr. McGraw serves as a licensed insurance agent since 1983 specializing in property and casualty insurance. Mr. McGraw serves on the Board of Directors for the Morgan County Economic Development Authority. Mr. McGraw is a member of the Lions Club of Berkeley Springs and has served as the President of Lions and Kiwanis Clubs of Berkeley Springs and the past Vice President and Treasurer of the Jaycees Club of Berkeley Springs. Mr. McGraw has volunteered his time serving on many church committees. Mr. McGraw possesses particular knowledge and experience in the insurance industry that strengthen the Board’s collective qualifications, skills and experience.
     Thomas F. Rokisky. Mr. Rokisky has served as a director of CNB and the bank since 1993. Mr. Rokisky previously served five years on the board of directors of West Union Bank in West Union, West Virginia. Mr. Rokisky is President and Chief Executive Officer of CNB Financial Services, Inc. and CNB Bank, Inc. and has served in this capacity since 1996. Mr. Rokisky has 40 years of banking experience in local community banking, starting his career at Lowndes Bank in Clarksburg, WV as a administrative assistant to the President and ultimately reaching the position of Executive Vice President in the early 1980’s. Mr. Rokisky served Lowndes Bank as Executive Vice President until 1990 when he moved to Berkeley Springs to accept the position of Executive Vice President and Chief Operations Officer with CNB Bank, Inc. Mr. Rokisky is a 1968 graduate of Fairmont State College with a B.S. in Business Administration and an Associates degree in Accounting. Mr. Rokisky is also a 1981 graduate of the Graduate School of Banking in Wisconsin. Mr. Rokisky currently serves on the Board of Directors of the United Way of the Eastern Panhandle and is the Campaign Chairman for the United Way fund drive. Mr. Rokisky served on the Board of Directors for the Hospice of the Panhandle for 7 years and is currently serving as co-chairman of the Morgan County capital campaign drive. Mr. Rokisky is the current Chairman of the Allegheny Group

Retirement Plan (West Virginia Bankers Association) and a member of the TopNet group consisting of twelve independent community banks throughout the state of WV. Mr. Rokisky is a member of the regional Economic Development Authority for the town of Hancock, MD and the local Economic Development Authority for the Town of Bath (Berkeley Springs). Mr. Rokisky is a member of the Berkeley Springs, WV and the Hancock, MD Chambers of Commerce. Mr. Rokisky has served as President of the Morgan County Chamber of Commerce and Rotary Club of Berkeley Springs. Mr. Rokisky possesses particular knowledge and experience in the banking industry along with the operation of a commercial bank and board practices of other commercial banks that strengthen the Board’s collective qualifications, skills and experience.
     Arlie R. Yost. Mr. Yost has served as a director of CNB and the bank since 1988. Mr. Yost is the Chairman of the Marketing/Public Relations Committee and is a member of the Audit, Charitable Contributions, Building, 75th Anniversary and Strategic Planning Committees. Mr. Yost is a licensed real estate appraiser with Appraisal Services, Berkeley Springs, WV for the past 16 years. Mr. Yost managed Yost Building Supply, a family owned business, from 1971 until the business closed in 1993. Mr. Yost is a 1970 graduate of WVU with a B.S. degree in Marketing and Economics. Mr. Yost volunteered his time as baseball, football and basketball coach for many years and also served on the Parks and Recreation Board. Mr. Yost possesses particular knowledge and experience in marketing and the local real estate environment that strengthen the Board’s collective qualifications, skills and experience.
The Board of Directors recommends a vote in favor of the above-named nominees.
Directors Continuing in Office Until Our Fiscal Year 2010 Annual Meeting
     J. Robert Ayers. Mr. Ayers has served as a director of CNB and the bank since 1974. Mr. Ayers is the Chairman of the Investment and Trust Committees and is a member of the Insurance, Charitable Contributions and Strategic Planning Committees. Mr. Ayers is the past president of Citizens National Bank (predecessor to CNB Bank, Inc.) from 1977 until his retirement in 1991. Mr. Ayers started with Citizens National Bank in 1947 as a bookkeeper. Mr. Ayers worked in all areas of the bank from a teller, assistant cashier, loan officer and cashier before becoming president. Mr. Ayers attended numerous banking schools and training sessions. Mr. Ayers is a past member of the Berkeley Springs Lions Club where he served as president. Mr. Ayers is currently a member of the Morgan County Economic Development Authority and the Morgan County Chamber of Commerce where he also served as a past president. Mr. Ayers served in the position of General Receiver for Morgan County for decades. Mr. Ayers possesses particular knowledge and experience in the banking industry along with the operation of a commercial bank that strengthen the Board’s collective qualifications, skills and experience.
     John E. Barker. Mr. Barker has served as a director of CNB and the bank since 1972. Mr. Barker is a member of the Audit, Appraisal, Building, Insurance, Charitable Contributions and Strategic Planning Committees. Mr. Barker is the owner operator of Barker Auto Sales, a used auto sales and service station in Berkeley Springs, West Virginia. Mr. Barker began his business 50 years ago. For a short period of time, Mr. Barker also sold real estate in Morgan County. Mr. Barker is a member of the American Legion Post #60 and the Masonic Lodge where he is 32nd degree Mason. Mr. Barker is active in his local church activities and served as a Sunday School teacher for over 30 years. Mr. Barker possesses particular knowledge and experience in the used automobile sales along with consumer financing experience and operation of a business and dealing with human resource issues that strengthen the Board’s collective qualifications, skills and experience.
     Herbert L. Eppinger. Mr. Eppinger has served as a director of CNB and the bank since 1979. Mr. Eppinger is the Chairman of the Appraisal and Bank Directorship Planning Committees and is a member of Personnel, Investment, Marketing/Public Relations and Strategic Planning Committees. Mr. Eppinger retired in 1987 from serving 31 years as the County Executive Director for the Agricultural Stabilization and Conservation Service in Morgan County. Mr. Eppinger attended West Virginia University and served in the U.S. Coast Guard for over three years during the Korean Conflict prior to attaining his position with the ASCS. Mr. Eppinger is a member of the Morgan County Chamber of Commerce and is very active in his local church activities, serving on various committees and previously served as the Church Council Chairman for 15 years. Mr. Eppinger is a past member of the Board of the Morgan County Chamber of Commerce and served four years as the Director of the Morgan County United Way. Mr. Eppinger possesses particular knowledge and experience in the local real estate market and dealing with human resource issues and with his tenure on the board has an overall understanding of the operation of the bank that strengthen the Board’s collective qualifications, skills and experience.
     J. Philip Kesecker. Mr. Kesecker has served as a director of CNB and the bank since 1965. Mr. Kesecker served as Chairman of the Board of CNB and the bank from 1987 until 2008. Mr. Kesecker is the Chairman of the Building Committee and is a member of the Personnel, Trust, Charitable Contributions, Bank Directorship Planning and Strategic Planning Committees. Mr. Kesecker is a real estate broker and land developer. Mr. Kesecker served in the U.S. Air Force for four years during the Korean Conflict. Mr. Kesecker became a real estate broker in 1958 and has developed over 75 tracts of land in Morgan County, developed over 75 subdivisions and built over 200 homes in these subdivisions. In 1975, Mr. Kesecker owns his own real estate company, JPK Inc. which he owns 80% of and serves as the President. In the early 1980’s, Mr. Kesecker founded Kesecker Realty for the purpose of real estate sales which employed eleven employees. Mr. Kesecker is part owner of several corporations to deal with real estate and land development. Mr. Kesecker is a member of the Morgan County Chamber of Commerce, the Eastern Panhandle Builders Association and the Morgan County Economic Development Authority. Mr. Kesecker is a 32nd degree Mason and a Shriner and is active in his local church activities. Mr. Kesecker has served as the president of the Morgan County Chamber of Commerce, Morgan County Economic Development Authority and the Morgan County Planning Commission. Mr. Kesecker was a past member of the Lions Club of Berkeley Springs and served as the club’s president. Mr. Kesecker possesses particular knowledge and experience in the local real estate market along with knowledge of mortgage loan financing requirements and the operation of various businesses and dealing with human resource issues that strengthen the Board’s collective qualifications, skills and experience.
Directors Continuing in Office Until Our Fiscal Year 2011 Annual Meeting
     Kenneth W. Apple,CPA. Mr. Apple has served as a director of CNB and the bank since 2003 after serving four years on the board of Blue Ridge Bank, a wholly owned subsidiary of City National Bank. Mr. Apple is a member of the Audit Committee and is considered to be the audit committee financial expert. Mr. Apple also serves as a member of Personnel, Investment, Information Technology, Trust, Bank Directorship Planning and Strategic Planning Committees. Mr. Apple earned the Certified Public Accountant designation in 1984 and has over 25 years of public accounting experience. A 1978 cum laude graduate of Shepherd University, Mr. Apple holds a B.S. in Business

Administration/Accounting with a minor in Mathematics. Mr. Apple opened his own public accounting practice in 1995 in Martinsburg, West Virginia, after having worked for a regional CPA firm for 13 years. Mr. Apple is a member of the American Institute of Certified Public Accountants, the West Virginia Society of Certified Public Accountants and the Maryland Society of Accountants. Mr. Apple is a past president of the Mason-Dixon Chapter of the Institute of Management Accountants. Mr. Apple serves on the board of directors of the Rotary Club of Martinsburg and is a past president of the Lions Club of Hancock, Maryland. Mr. Apple is active in his local church in Hancock, Maryland serving as a Sunday School teacher and deacon. Mr. Apple possesses particular knowledge and experience in accounting, finance, and capital structure and board practices of other commercial banks that strengthen the Board’s collective qualifications, skills, and experience.
     Margaret S. Bartles. Mrs. Bartles has served as a director of CNB and the bank since 2002. Mrs. Bartles is Chairman of the Audit Committee and is a member of the Investment, Appraisal, Marketing/Public Relations and Strategic Planning Committees. Mrs. Bartles is a real estate broker for six Long and Foster of West Virginia offices, the largest privately owned real estate brokerage in the United States. Prior to becoming a broker, Mrs. Bartles was an associate broker/manager of two Long and Foster of West Virginia offices. Mrs. Bartles became a real estate licensee in 1979 and obtained the real estate designations of certified residential specialist, accredited buyer/manager and graduate REALTOR institute. Mrs. Bartles became an associate real estate broker in 1986 while working for a small local real estate company. During her tenure, Mrs. Bartles was a member of the Eastern Panhandle Board of Realtors Top Producer Club for nineteen years. Mrs. Bartles is an instructor for real estate principles classes in Berkeley County West Virginia. Mrs. Bartles is a graduate of Shepherd University with a B.S. degree in Sociology. Mrs. Bartles is a director of the Berkeley County Chamber of Commerce, the Library Foundation of Berkeley County and a director for Eastern Panhandle Board of Realtors. Mrs. Bartles has previously served as president for the Eastern Panhandle Board of Realtors, director of West Virginia Association of Realtors where she served as the regional Vice President and president of the Eastern Panhandle United Way. Mrs. Bartles possesses particular knowledge and experience in the regional real estate market along with knowledge of mortgage loan financing requirements and the management of a business and dealing with human resource issues that strengthen the Board’s collective qualifications, skills and experience.
     Martha H. Quarantillo. Mrs. Quarantillo has served as a director of CNB and the bank since 1999. Mrs. Quarantillo served as the Chairman of the 75th Anniversary Committee and is a member of the Marketing/Public Relations, Insurance, Trust, Personnel, Building and Strategic Planning Committees. Mrs. Quarantillo is a registered pharmacist and is employed by Reed’s Pharmacy in Hancock, Maryland. Mrs. Quarantillo is licensed in West Virginia, Maryland and New York. Mrs. Quarantillo graduated from Mynderse Academy in Seneca Falls, New York in 1977. Mrs. Quarantillo graduated magna cum laude in 1982 from West Virginia University with a B.S. in Pharmacy. After graduation from WVU, Mrs. Quarantillo moved to Berkeley Springs, West Virginia to take a position as a pharmacist at an independent retail pharmacy in Berkeley Springs. Since 1982, Mrs. Quarantillo has worked at several independent retail pharmacies in addition to doing consultant work with the local hospital and area nursing homes. Mrs. Quarantillo currently serves as the treasurer of Boy Scout Troop 12 and is active in her local church activities were she has previously served as a Sunday School teacher and a member of the Church Council. Mrs. Quarantillo is a past member of the Morgan County Board of Health, past president of the Berkeley Springs Community Playschool, past president of North Berkeley Elementary PTO. Mrs. Quarantillo also served on the local school improvement council for Widmyer Elementary School. Mrs. Quarantillo possesses strong organizational and planning skills along with business experience and knowledge of the bank’s market area that strengthen the Board’s collective qualifications, skills, and experience.
     Charles S. Trump IV. Mr. Trump has served as a director of CNB and the bank since 1986 and since 2008 is the Chairman of the Board of CNB and the bank. Mr. Trump is a ex officio member of all committees of the Board of Directors. Mr. Trump is an attorney with the law firm of Trump and Trump, L.C. Mr. Trump is a 1982 graduate of Princeton University and a 1985 graduate of the WVU College of Law. Mr. Trump began practicing law in the family law firm in 1985 and is currently 33% owner of the business. Mr. Trump has also served in elected offices and public service. For a short period in 1987, Mr. Trump served the Town of Bath as the recorder. Starting in 1989, Mr. Trump served a four year term as the prosecuting attorney for Morgan County. In 1992, Mr. Trump was elected a member of the West Virginia House of Delegates and served in the 71st through the 77th Legislatures. During his tenure as a member of the House of Delegates, Mr. Trump served on the joint committee on government and finance, legislative commission on special investigations, was House minority whip (1994 — 1998) and House minority leader (1998 — 2006). He was elected in 2002 to the Republican West Virginia State Executive Committee. Mr. Trump is a member of the West Virginia State Bar where he serves on the regional character committee. Mr. Trump is a member of the Morgan County Republican Club , Morgan County Chamber of Commerce, Morgan County United Way, Morgan County Farm Bureau and serves on the Board of the Cacapon State Park Foundation. Mr. Trump was a past board member of the Morgan County Commission on Aging and the Morgan County Red Cross and a past member of the United Way of the Eastern Panhandle. Mr. Trump possesses particular knowledge and experience in legal matters and regulatory requirements related to real estate closings for commercial and residential real estate lending along with operation of a business and dealing with human resource issues that strengthen the Board’s collective qualifications, skills and experience.
Nominating Committee
     In 2009, for purposes of the directors that are nominated for the 2010 Annual Meeting, the Board of Directors of CNB did not maintain a separate nominating committee as the entire Board of Directors performed the functions of a nominating committee. As there has been very low turnover in director positions, the Board of Directors believed it is in the best position to identify the criteria for open Board positions and to review background information on potential candidates.
     The Board does, however, believe that candidates for director should have certain minimum qualifications, including:
•	Directors should be of the highest ethical character.
•	Directors should have excellent personal and professional reputations in CNB’s market area.
•	Directors should be accomplished in their professions or careers.
•	Directors should be able to read and comprehend financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.

•	Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.
•	Directors must be willing and able to expend the time to attend meetings of the Board of Directors of CNB and the bank and to serve on board committees.
•	The Board of Directors will consider whether a nominee is independent as legally defined. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of CNB.
•	Directors must be acceptable to CNB’s and the bank’s regulatory agencies, including the Federal Reserve Board, the Federal Deposit Insurance Corporation and the West Virginia Division of Banking and must not be under any legal disability which prevents them from serving on the Board of Directors or participating in the affairs of a financial institution.
•	Directors must be at least 21 years of age.
     The Board of Directors of CNB reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.
     The process of the Board of Directors for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms are set to expire, the board of directors considers the directors’ overall service to CNB during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors and CNB and its subsidiary, CNB Bank, Inc. (the “bank”). The Board of Directors also reviews the payment history of loans, if any, made to such directors by the bank to ensure that the directors are not chronically delinquent and in default. The Board of Directors considers whether any transactions between the directors and the bank have been criticized by any banking regulatory agency or the bank’s internal auditors and whether corrective action, if required, has been taken and was sufficient. The Board of Directors also confirms that such directors remain eligible to serve on the Board of Directors of a financial institution under federal and state law. For new director candidates, the Board of Directors uses its network of contacts of CNB’s market area to compile a list of potential candidates. The Board then meets to discuss each candidate and whether he or she meets the criteria set forth above. The Board of Directors then discusses each candidate’s qualifications and recommends a candidate by majority vote.
     The Board of Directors will consider director candidates recommended by shareholders, provided that the recommendations are received at least 120 days before the next Annual Meeting of Shareholders. In addition, the procedures set forth below must be followed by shareholders for submitting nominations. The Board of Directors does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a shareholder.
     Any nominations for election to the Board of Directors, other than those made by CNB, must be made by a shareholder. The nomination must be in writing and delivered or mailed to the president not less than 40 days nor more than 50 days prior to the meeting. However, if CNB gives less than 50 days notice of the meeting, the nominations must be mailed or delivered to the president not later than the eighth day after the Notice of Annual Meeting was mailed.
     A shareholder nomination should include the:
•	name and address of the proposed nominee(s) and all other information required to be disclosed in solicitations of proxies for elections of directors as required under 14A under the Securities and Exchange Act of 1934;
•	principal occupation of proposed nominee(s);
•	name and address of the shareholder making the nomination;
•	number of shares owned by the shareholder making the nomination; and
•	such nominee’s consent to being named in the proxy statement as a nominee and to serving as such a director, if elected.
     The full Board of Directors determines whether each Board member meets the applicable legal standards for Board member and Board committee independence. The Board of Directors reviews the annual questionnaires completed by each of the directors and a report setting forth any transactions that a particular director or its affiliated entities has with CNB or the bank. As a result of this review, the Board affirmatively determined that all of the directors were independent except for Mr. Rokisky and Charles Trump, IV. Mr. Rokisky is not considered independent due to his role as President and Chief Executive Officer of CNB, and Mr. Trump is not considered independent due to the fact that his law firm provides legal services to CNB and, in addition, he was a partner in Morgan County Title Insurance Agency, LLC, which CNB paid management fees. This LLC was dissolved on August 31, 2009.
     In making its independence determinations, the Board considered that in the ordinary course of business, transactions may occur between the bank and companies or entities of which some of our directors have interests. One area of inquiry is the amount of loans outstanding and the terms of those loans. In connection with such loans, the Board of Directors considers that all of the loans made to directors were made on substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated parties. Additionally, the Board considers whether such loans involve more than the normal risk of collectibility or present other unfavorable features. The definition of independence used by CNB is that contained in Rule 4200(a)(15) of the Financial Industry Regulatory Authority Rules. That definition of independence is attached hereto as Appendix I.
     Although the Board does not have a policy with regard to the consideration of diversity in identifying director nominees, the Board does consider geographic diversity and diversity in business experience in identifying nominees for director. The bank’s market is in Morgan and Berkeley Counties, West Virginia and mostly recently expanded to Washington County, Maryland. The Board considers director nominees from these market areas who exemplify prudent business savvy and a knowledge of the local area. The Board consists of both male and female members. The current directors come from a host of backgrounds and occupations ranging from medical to real estate brokers to the automobile industry. The Board welcomes the different and valid viewpoints each director has to offer to the operation of CNB and the bank.

Board Leadership Structure and Risk Oversight Role
     The roles of Chairman of the Board of Directors and President/Chief Executive Officer of CNB are not currently held by the same person. The Chairman of the Board has never been an officer or employee of CNB or the bank. The foregoing structure is not mandated by any provision of law or our articles of incorporation or bylaws, but the Board of Directors currently believes that this structure provides for an appropriate balance of authority between management and the Board. The Board of Directors reserves the right to establish a different structure in the future.
     The Board of Directors of CNB, all of the members of which are also members of the Board of Directors of the Bank, is actively involved in CNB’s and the bank’s risk oversight activities, through the work of numerous committees of CNB and the bank, and the policy approval function of the Board of Directors of the bank.
Other Director Information
     If any of the nominees for election as directors is unable to serve due to death or other unexpected occurrence, your proxies will be voted for a substitute nominee or nominees designated by the board of CNB, or the Board of Directors may adopt a resolution to reduce the number of directors to be elected. The Board of Directors is unaware of any other matters to be considered at the Annual Meeting other than those matters stated in the Notice of Annual Meeting of Shareholders. If any other matters properly come before the meeting, persons named in the accompanying proxy will vote your shares in accordance with the direction of the Board of Directors.
MANAGEMENT AND BOARD MATTERS
Management
     The following are the executive officers of CNB.

					Age as of
Name and Office Held	Office Held Since		Bank Employee Since		March 3, 2010
Charles S. Trump IV, Chairman of the Board	2008			(1)	49
Thomas F. Rokisky, President/CEO	1996		1990		63
Rebecca S. Stotler, Sr. Vice President/CFO	1999	(2)	1983		49
Patricia C. Muldoon, Exec. Vice President/COO	2003	(3)	2001		49

(1)	Mr. Trump is not an employee of CNB. Charles S. Trump IV has been a member of the Board of Directors since 1986.

(2)	From 1999 to 2006, Rebecca Stotler was Vice President/Chief Financial Officer.

(3)	From 2003 to 2006, Patricia Muldoon was Senior Vice President/Chief Operations Officer
Number of Meetings
     The directors of CNB are also directors of the bank. The Board of Directors met nine times in 2009. All of CNB’s directors attended 75% or more of all Board and committee meetings in the aggregate in 2009. The bank’s Board of Directors had 26 regular meetings, 2 special meetings and 49 meetings of committees during 2009. Each of the bank’s directors attended at least 75% of the aggregate of all Board and committee meetings of committees they served on during 2009.

Directors’ Table
     The following table discloses the cash and other compensation earned and paid to each of the Company’s directors during the fiscal year ended 2009.
DIRECTORS TABLE

			Change in Pension
			Value and
			Nonqualified
		Fees Earned	Deferred
		or Paid in	Compensation	All Other
Name	Year	Cash	Earnings (1)	Compensation	Total Compensation
Charles S. Trump IV	2009	$21,825	$17,324	$—	$39,149
Kenneth W. Apple	2009	$19,951	$200	$—	$20,151
J. Robert Ayers	2009	$16,800	$—	$—	$16,800
John E. Barker	2009	$17,075	$—	$—	$17,075
Margaret S. Bartles	2009	$19,570	$3,380	$—	$22,950
Jay E. Dick	2009	$18,075	$31,129	$—	$49,204
Herbert L. Eppinger	2009	$19,615	$—	$—	$19,615
Robert L. Hawvermale (3)	2009	$2,338	$—	$—	$2,338
J. Philip Kesecker	2009	$16,225	$—	$—	$16,225
Jerald McGraw	2009	$19,925	$19,201	$—	$39,126
Martha H. Quarantillo	2009	$17,150	$3,380	$—	$20,530
Thomas F. Rokisky (2)	2009	$11,600	$—	$—	$11,600
Arlie R. Yost	2009	$16,625	$19,201	$—	$35,826

(1)	Refer to paragraphs below for a more detailed discussion of the director’s deferred compensation plan.

(2)	Executive officer of CNB

(3)	Deceased on February 19, 2009
Board Compensation
     Directors receive $200 for each Board meeting of the bank they attend, $175 for each discount committee meeting, $150 for each audit committee meeting and $100 for other committee meetings they attend. There is no compensation for attendance at CNB Board meetings. However, each director receives a fee of $6,000 per year. The chairman of the Board receives an additional $5,000 per year and the vice chairman receives an additional $1,500 per year. Other than the deferred compensation plan described below, there are no other special arrangements with any directors. In 2009, the Board of Directors of CNB received $214,988, in the aggregate, for all Board of Directors’ meetings attended and all fees paid.
     CNB maintains a deferred compensation plan for directors pursuant to which a director may elect to defer receipt of a portion of fees for Board meetings for at least four years or until he reaches age 65, whichever is later. An amount equal to fees waived in addition to interest at an annual rate of 10% per year will be paid to each participating director or his designated beneficiary during a period of 10 years after the director reaches age 65. The payments after retirement will be paid from the general funds of CNB. CNB purchases and is the beneficiary of insurance on the lives of participants, the proceeds of which are used to help recover the net after-tax cost of the benefits and insurance premiums paid. Funds from the deferred fees of a participating director will be used to reimburse CNB for the costs of the premium for the insurance policies. The cost of the insurance premiums in 2009 was $55,208. At December 31, 2009, these policies had a net accumulated cash value of $1,601,720. Due to the death of Robert L. Hawvermale, one of the bank’s directors on February 19, 2009, the bank received $194,184 in a death benefit as the bank was the named beneficiary of a life insurance policy on the director. $135,326 was the cash surrender value of the life insurance policy and had been recorded as an asset on the bank’s books. The difference of $58,858 is reflected in other operating income for 2009.
Membership on Certain Board Committees
     The Board of Directors of CNB has established an audit committee, personnel committee, investment committee and trust committee. The following table sets forth the membership of such committees as of the date of this proxy statement.

	Audit	Personnel	Investment	Trust
Director	Committee	Committee	Committee	Committee
Kenneth W. Apple	*	*	*	*
J. Robert Ayers			**	**
John E. Barker	*
Margaret S. Bartles	**		*
Jay E. Dick	*	**
Herbert L. Eppinger		*	*
J. Philip Kesecker		*		*
Jerald McGraw	*			*
Martha H. Quarantillo		*		*
Charles S. Trump IV (1)	*	*	*	*
Arlie R. Yost	*
Number of of Meetings Held in 2009	11	3	3	12

*	Committee Member

**	Committee Chair

(1)	Charles S. Trump IV serves as an ex officio member
Personnel Committee
     During 2009, the personnel committee consisted of Jay E. Dick, Chairperson, Kenneth W. Apple, Herbert L. Eppinger, J. Philip Kesecker, Martha H. Quarantillo and Charles S. Trump IV (ex officio). The Board of Directors has determined that each current member of the personnel committee is “independent” as provided by the rules of the Financial Industry Regulatory Authority (“FINRA”), except for Charles Trump, IV. The personnel committee met three times during the fiscal year ended December 31, 2009. Each member of the personnel committee attended at least 75% of all meetings held during 2009.
     The principal responsibilities of the Personnel Committee are as follows:

•   review the performance of the Chief Executive Officer of CNB and the bank and determine, or recommend to the Board, the compensation, including salary and bonus awards;
•   review all personnel related issues including salary administration, compensation ranges and benefit programs related to all other employees; and
•   review and submit to the Board for approval any major compensation and benefits programs and plans, such as 401(k) and bonus plans, and the amendments thereto.
     The Personnel Committee has delegated the authority of establishing the compensation levels for executive officers and all other personnel to the Chief Executive Officer. The Personnel Committee, in its review of salary administration, ensures that its objectives of a total compensation package to fill key executive positions with qualified individuals and to utilize effective compensation programs which are directly related to executive officers accomplishing corporate goals and objectives are being met.
     The Personnel Committee and the Chief Executive Officer utilize human resources’ staff, and, as appropriate, other qualified consultants to review compensation practices as they compare to industry norms. In 2009, the Personnel Committee relied only on CNB’s human resources’ staff for information concerning industry norms.
     The Personnel Committee does not currently have a written charter.
Audit Committee
     In 2009, members of the audit committee included Margaret S. Bartles, Chairperson, Kenneth W. Apple, John E. Barker, Jay E. Dick, Jerry McGraw, Arlie R. Yost and Charles S. Trump IV (ex officio), none of whom is employed by CNB. The Board of Directors has determined that each of the current members of the audit committee is “independent” within the meaning of the enhanced independent standards for audit committee members in the Securities Exchange Act of 1934 and rules thereunder, as amended, and under FINRA rules, except for Charles Trump, IV. The Board of Directors has also determined that Kenneth W. Apple, CPA, member of the audit committee, is an “audit committee financial expert” within the meaning of the rules promulgated by the Securities and Exchange Commission and pursuant to the Sarbanes-Oxley Act of 2002. The audit committee held eleven meetings during fiscal year 2009. The audit committee selects the company’s independent registered public accounting firm (subject to shareholder ratification), considers the scope of the audit, reviews the activities and recommendations made by CNB’s internal auditors, and considers comments made by the independent registered public accounting firm with respect to the company’s internal control structure. No audit committee member attended fewer than 75% of the meetings held during the fiscal year ended December 31, 2009.
Investment Committee
     During 2009, the investment committee consisted of J. Robert Ayers, Chairperson, Kenneth W. Apple, Margaret S. Bartles, Herbert L. Eppinger and Charles S. Trump IV (ex officio). The investment committee reviews the investment portfolio for liquidity, profitability composition, diversification and permissible investments. The investment committee met three times during the fiscal year ended December 31, 2009. No investment committee member attended fewer than 75% of the meetings held during the fiscal year ended December 31, 2009.

Trust Committee
     During 2009, the trust committee consisted of J. Robert Ayers, Chairperson, Kenneth W. Apple, J. Philip Kesecker, Jerald McGraw, Martha H. Quarantillo and Charles S. Trump IV (ex officio). The trust committee reviews the general status of activities within the Trust Department including the value of fiduciary assets, new business development activities, investment performance, profitability and growth projections. The trust committee also approves all new fiduciary accounts and reviews all existing fiduciary accounts annually. The trust committee met twelve times during the fiscal year ended December 31, 2009. Each member of the trust committee attended at least 75% of all meetings held during 2009.
Policies on Director Attendance of Shareholder Meetings
     In order to fulfill their primary responsibilities, directors of the Company are expected to attend the Annual Meeting of Shareholders and all Board meetings and all meetings on committees on which they serve. All of the directors of the Company attended the 2009 Annual Meeting of Shareholders.
AUDIT RELATED MATTERS
Audit Committee
     The functions of the audit committee include performing all duties the Board assigns, meeting with the independent registered public accountants to review the scope of audit services, significant accounting changes, audit conclusions regarding significant accounting estimates, assessments as to the adequacy of internal controls and the resolution of any significant deficiencies or material weaknesses and compliance with laws and regulations, overseeing the internal audit function, reviewing regulatory examination reports and management’s responses thereto, and reviewing periodic reports from the loan review function.
     The audit committee is governed by a written charter approved by the Board of Directors.
     CNB’s Board of Directors has determined that Kenneth W. Apple, CPA, meets the requirements of an audit committee financial expert as defined by the Securities and Exchange Commission. The Board of Directors believes that Mr. Apple has the following five attributes that qualify him as an audit committee financial expert. This director, through education and experience, has:
•	An understanding of financial statements and generally accepted accounting principles;

•	An ability to assess the general application of generally accepted accounting principles in connection with accounting for estimates, accruals and reserves;

•	Some experience in preparing, auditing, analyzing and evaluating financial statements that present a level of complexity of accounting issues comparable to the breadth of issues that could reasonably be expected to be presented by CNB’s financial statements;

•	An understanding of internal controls; and

•	An understanding of audit committee functions.
     Mr. Apple acquired these attributes through his Bachelor of Science degree in Business Administration with a concentration in Accounting from Shepherd College in Shepherdstown, West Virginia, and over 25 years of experience in public accounting, including auditing.
Audit Committee Report
     The audit committee, in fulfilling its oversight responsibilities regarding the audit process:
•	Reviewed and discussed the fiscal year 2009 audited financial statements with management;

•	Discussed with the independent registered public accounting firm, Smith Elliott Kearns & Company, LLC, who is responsible for expressing an opinion on the fairness of the presentation of those audited financial statements in conformity with generally accepted accounting principles, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard AU Section 380, “Communication with Audit Committees,” and Rule 2-07 of Regulation S-X promulgated by the SEC, as modified or supplemented; and

•	Reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees, as modified or supplemented), and discussed with the independent auditors any relationships that may impact their objectivity and independence.
     Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls, and the audit committee relies on the expertise and knowledge of management, the company’s internal auditors and the independent auditors in carrying out its oversight responsibilities. The specific responsibilities in carrying out the audit committee’s oversight role are set forth in CNB’s audit committee charter. This charter is reviewed annually and is amended as may be required to reflect changes in industry accounting practices or the promulgation of new rules or guidance documents. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
     The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of CNB’s accounting principles and such other matters as are required to be discussed with the committee under standards of the Public Company Accounting Oversight Board. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and CNB, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

     Based upon the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2009, be included on Form 10-K and filed with the Securities and Exchange Commission.
     The foregoing report has been furnished by the current members of the audit committee.
Margaret S. Bartles, Audit Committee Chairperson
Kenneth W. Apple, Audit Committee Member
John E. Barker, Audit Committee Member
Jay E. Dick, Audit Committee Member
Jerry McGraw, Audit Committee Member
Arlie R. Yost, Audit Committee Member
Charles S. Trump, IV, Ex-Officio Member
February 25, 2010
     This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless CNB specifically incorporates this report by reference. It will not otherwise be filed under such Acts.
Independent Registered Public Accounting Firm
     Subject to ratification by CNB’s shareholders, the firm of Smith Elliott Kearns & Company, LLC, Certified Public Accountants, has been selected as CNB’s independent registered public accounting firm for the year 2010. Representatives of Smith Elliott Kearns & Company, LLC are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.
The Audit Committee and the Board of Directors unanimously recommends that the shareholders vote “FOR” such ratification.
     Smith Elliott Kearns & Company, LLC, advised CNB that no member of that accounting firm has any direct or indirect material interest in CNB or its subsidiary.
The following fees were paid by CNB and the bank to Smith Elliott Kearns & Company, LLC:

	2009	2008
Audit Fees (a)	$74,410	$82,180
Audit-Related Fees (b)	6,300	7,440
Tax Fees (c)	11,595	12,950
All Other Fees (d)	-0-	240

(a)	Principally professional services rendered for the audit of the consolidated financial statements of CNB, review of the financial statements included in Form 10-Q and attendance at audit committee meetings.

(b)	Principally agreed upon procedures related to the trust department.

(c)	Principally tax compliance services (including federal and state returns).

(d)	Principally consultation related to SEC inquiries.

     The audit committee charter requires that the audit committee pre-approve all audit and non-audit services to be provided to CNB by the independent accountants; provided, however, that the audit committee has specifically authorized its chairperson to pre-approve the provision of any non-audit service to CNB. Further, the foregoing pre-approval policies may be waived, with respect to the provision of any non-audit services consistent with the exceptions for federal securities law. All of the services described above for which Smith Elliott Kearns & Company, LLC billed CNB during the fiscal year ended December 31, 2009, were pre-approved by CNB’s audit committee. For the fiscal year ended December 31, 2009, CNB’s audit committee did not waive the pre-approval requirement of any non-audit services to be provided to CNB by Smith Elliott Kearns & Company, LLC.
     The audit committee of the Board of Directors has determined that the provision of such services is compatible with maintaining Smith Elliott Kearns & Company, LLC’s independence.
COMPENSATION PLAN
Executive Compensation — Summary Compensation Table
     The following table sets forth for each of the Named Executive Officers: (a) the dollar value of base salary and bonus earned during the year ended December 31, 2009; (b) the change in pension value and nonqualified deferred compensation earnings during the year, (c) all other compensation for the year; and, finally, (d) the dollar value of total compensation for the year.
SUMMARY COMPENSATION TABLE

					Change in Pension
					Value and
					Nonqualified
					Deferred
					Compensation	Other Annual
Name and Principal Position	Year	Salary	Bonus		Earnings	Compensation			Total Compensation
Thomas F.	2009	$191,124	$—		$113,122	$24,504	(1	)(2)	$328,750
Rokisky,	2008	$175,673	$14,438	(4)	$136,664	$23,188	(1	)(2)	$349,963
President/CEO	2007	$147,411	$25,557	(3)	$56,266	$21,197	(1	)(2)	$238,931

Patricia C.	2009	$103,588	$—		$14,313	$872	(1	)(2)	$118,773
Muldoon,	2008	$97,949	$7,313	(4)	$17,843	$2,434	(1	)(2)	$125,539
EVP/COO	2007	$93,273	$15,057	(3)	$7,093	$1,840	(1	)(2)	$110,263

Rebecca S.	2009	$80,175	$—		$13,948	$1,597	(1	)(2)	$95,720
Stotler,	2008	$75,885	$5,663	(4)	$21,596	$1,885	(1	)(2)	$105,029
SVP/CFO	2007	$71,770	$12,269	(3)	$5,191	$1,421	(1	)(2)	$85,151

(1)	CNB’s group life and health insurance program, which is paid for by CNB, is made available to all full-time employees. Effective January 1, 2005, the bank changed its health insurance program to a high deductible plan and concurrently established health reimbursement accounts for each employee on the plan. The bank funded $750 for each participant in 2008. In accordance with IRS Code Section 79, the cost of group life insurance coverage for an individual in excess of $50,000 is added to the individual’s earnings and is included in salary. Also included in this figure are Board fees earned and the corporation’s contributions to the individual’s 401(k) retirement savings program to which the individual has a vested interest.

(2)	CNB’s contributions to the pension plan, a defined benefit plan, are not and cannot be calculated separately for specific participants. Contributions for all participants for the plan year of $477,092, $250,000 and $387,767 were made by CNB in 2009, 2008 and 2007, respectively.

(3)	Bonuses include amounts paid in 2007 and amounts accrued in 2007 but paid in 2008.

(4)	Bonuses include amounts accrued in 2008 but paid in 2009.
     CNB does not maintain any form of stock option, stock appreciation rights, or other long-term compensation plans.
Pension Plan
     CNB maintains a non-contributory defined benefit pension plan with employer contributions being based on a pension formula, which targets a certain monthly benefit for each plan participant at retirement. This pension plan is a qualified retirement plan and is available to all full-time employees, including officers, who meet the eligibility requirements. Directors do not participate in this plan.
     The pension plan is integrated with social security and is applicable to all participants. Pensions for all participants are based on an average of the highest five-years compensation. Annual compensation for the pension plan is defined as the total cash remuneration reportable on the employee’s IRS form W-2, plus pre-tax contributions to employee benefit plans. The formula for determining the annual pension benefit is 2.0 percent of the 5-year average compensation multiplied by years of service up to a 25-year maximum effective for the plan year beginning November 1, 2004.
     The pension benefits are payable to participants on a monthly basis in the form of a joint and 50 percent survivor annuity for all married participants who do not elect otherwise, or in the form of a single life annuity for all other participants or survivors. Joint and 100 percent survivorship, single life annuity or 120 payments guaranteed are other optional forms of distribution. The normal retirement date for employees is the later of the participant’s 65th birthday, or the fifth anniversary of the participant joining the plan. An employee must be at least 21 years of age and have one full year of service to become a plan participant. Full vesting in accumulated plan benefits occurs at the end of five years of service; there is no partial vesting. For the 2009 plan year, the employer contribution for all plan participants was $477,092.

Pension Benefits Table
     The following table discloses the actuarial present value of each Named Executive Officer’s accumulated benefit under defined benefit plans, the number of years of credited service under each plan, and the amount of pension benefits paid to each Named Executive Officer during the year.
PENSION BENEFITS TABLE

				Payments
		Number	Present Value	During
		of Years	of	Last
		Credited	Accumulated	Fiscal
Name	Plan Name	Service	Benefit	Year
Thomas F. Rokisky, President/CEO	Allegheny Group Retirement Plan	19	$562,550	$—
	Nonqualified Supplemental Retirement Plan	—	$199,642	$—

Patricia C. Muldoon, Exec. VP/COO	Allegheny Group Retirement Plan	8	$66,792	$—

Rebecca S. Stotler, Sr. VP/CFO	Allegheny Group Retirement Plan	27	$98,364	$—
Nonqualified Supplemental Retirement Plan
     Effective January 2, 2004, CNB entered into a nonqualified supplemental retirement benefit agreement with the President which when fully vested would pay the President or his beneficiary an amount of $30,000 per year for 10 years beginning June 11, 2011, if he retires on or after May 29, 2011. Termination of employment prior to that date other than by reasons of death or disability will result in a reduced benefit. The expense charged to operations related to the plan during 2009 amounted to $22,867. The benefits to be provided by this plan are not being funded by current resources.
401(k) Profit Sharing Plan
     CNB maintains a 401(k) profit sharing plan that generally covers all employees who have completed one year of service. Contributions to the plan are based on bank performance as a percentage of assets and are computed as a percentage of the participant’s total deferrals into the plan. The payment of benefits to participants is made at death, disability, termination or retirement. Contributions to the plan for all employees charged to operations during 2009 amounted to $36,243.
OTHER INFORMATION
Personnel Committee Interlocks and Insider Participation
     Loans were made to various directors and officers of CNB. These loans were made in the ordinary course of business, made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time for comparable transactions with unrelated customers and did not involve more than a normal risk of collectibility or present other unfavorable features.

Certain Transactions with Directors and Officers and Their Associates
     CNB has had and intends to continue to have banking and financial transactions in the ordinary course of business with directors and executive officers of CNB and their associates. All loans to executive officers and directors and their associates are approved prior to disbursement by the discount committee and/or the Board of Directors. These approvals are evidenced by the discount committee and/or Board minutes. The bank’s loan policy and Regulation “O” policy governs these transactions. Total loans outstanding from CNB at December 31, 2009, to CNB’s officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $1,820,065, or approximately 7.1% of total equity capital and .9% of total loans. Management believes that all of these transactions were made on substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated persons. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.
     Trump and Trump, in which director Charles S. Trump, IV is a partner, performed legal services for CNB and the Bank. Fees paid by CNB and the bank to that law firm were $67,367 during 2009.
     CNB, Charles S. Trump, IV and George I. McVey are members in a Limited Liability Company, Morgan County Title Insurance Agency, LLC, which was formed in February 2001. Morgan County Title Insurance Agency, LLC, paid Trump and Trump management fees of $7,665. Charles S. Trump, IV and George I. McVey are partners in Trump and Trump. On August 31, 2009, Morgan County Title Insurance Agency, LLC was dissolved and the final distribution was made during the fourth quarter 2009.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16 (a) of the Securities Exchange Act of 1934 requires CNB’s directors and executive officers, and persons who own more than 10% of the registered class of CNB’s equity securities, to make stock ownership and transaction filings with the Securities and Exchange Commission and to provide copies to CNB. Based solely on a review of the reports furnished to CNB and written statements that no other reports were required, all Section 16(a) filing requirements applicable to its officers and directors were met.
     The following table sets forth information as of February 25, 2010, relating to the beneficial ownership of the common stock by (a) each person or group known by CNB to own beneficially more than 5% of the outstanding common stock; (b) each of CNB’s directors; and (c) all directors and executive officers of CNB as a group. Unless otherwise noted below, the persons named in the table have sole investment power with respect to each of the shares reported as beneficially owned by such person.

Name and Address	Number of Shares	Percent of Class (1)
Kenneth W. Apple (2) (14)	1,650	*
J. Robert Ayers (3) (14)	1,415	*
John E. Barker (4) (14)	18,394	4.15
Margaret S. Bartles (5) (14)	200	*
Jay E. Dick (6) (14)	15,691	3.54
Herbert L. Eppinger (7) (14)	2,870	*
J. Philip Kesecker (8) (14)	13,282	2.99
Jerald McGraw (9) (14)	1,514	*
Martha H. Quarantillo (14)	400	*
Thomas F. Rokisky (10) (14)	1,544	*
Charles S. Trump IV (11) (14)	11,410	2.57
Arlie R. Yost (12) (14)	2,210	*
Rebecca S. Stotler (13) (14)	194	*
All directors and executive officers as a group (13 persons) (14)	70,774	15.95
Deborah Dhayer 3077 Valley Road, Berkeley Springs, WV, 25411	44,810	10.10
Mary Lou Trump 298 Grove Heights, Berkeley Springs, WV, 25411	53,470	12.05

*	Indicates holdings of less than 1%.

(1)	Includes shares of common stock held by the named individual as of February 25, 2009.

(2)	Includes 1,000 shares held in an Individual Retirement Account.

(3)	Includes 1,315 shares held jointly with spouse.

(4)	Includes 14,300 shares held jointly with spouse and 3,794 shares held jointly with children.

(5)	Includes 100 shares held jointly with spouse.

(6)	Includes 15,591 shares held jointly with spouse.

(7)	Includes 2,770 shares held jointly with spouse.

(8)	Includes 3,098 shares held by spouse and 1,860 shares held jointly with spouse.

(9)	Includes 110 shares held by spouse and 964 shares held jointly with spouse.

(10)	Includes 1,425 shares held in an Individual Retirement Account.

(11)	Includes 200 shares held in an Individual Retirement Account, 842 shares held by spouse and 300 shares held as custodian for children.

(12)	Includes 1,770 shares held jointly with spouse.

(13)	Includes 74 shares held by spouse, 108 shares held jointly with spouse and 12 shares held jointly with child.

(14)	Unless otherwise indicated shares are not pledged as security.
Annual Report on Form 10-K
     You may obtain a copy of the Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, by contacting Rebecca S. Stotler, Sr. Vice President/CFO, CNB Financial Services, Inc., 101 South Washington Street, Berkeley Springs, West Virginia 25411, (304) 258-1520.
Shareholder Communications with the Board of Directors
     Any shareholder desiring to contact the Board of Directors or any individual serving on the Board may do so by written communication mailed to: Board of Directors (Attention: Charles S. Trump, IV, care of the Corporate Secretary, CNB Financial Services, Inc., 101 South Washington

Street, P.O. Box 130, Berkeley Springs, West Virginia 25411). Any proper communication so received will be processed by the Corporate Secretary as agent for the Board. Unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board (and subject to any applicable regulatory requirements), the Corporate Secretary will prepare a summary of the communication for prompt delivery to each member of the Board or, as appropriate, to the member(s) of the Board named in the communication. Any director may request the Corporate Secretary to produce, for his or her review, the original of the shareholder communication.
Shareholder Proposals for 2011
     Any shareholder who wishes to have a proposal pursuant to Rule 14a-8 of the SEC’s proxy rules placed before the 2011 Annual Meeting of Shareholders must submit the proposal to the secretary of CNB, at its executive offices 101 South Washington Street Berkeley Springs, WV 25411, no later than October 31, 2010, to have it considered for inclusion in the proxy statement of that Annual Meeting. SEC rules establish a different deadline for submission of shareholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The deadline for these proposals for the 2011 annual meeting is 45 days prior to the mailing of this year’s proxy statement. If a shareholder gives notice of such a proposal after this deadline, the proxies will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if raised at the Annual Meeting.

APPENDIX I

Definition of “Independent Director”
(FINRA Rule 4200 a(15))
     “Independent director” means a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:
     (A) a director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company;
     (B) a director who accepted or who has a Family Member who accepted any compensation from the company in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:
     (i) compensation for board or board committee service;
     (ii) compensation paid to a Family Member who is an employee (other than an executive officer) of the company; or
     (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation,
     Provided, however, that in addition to the requirements contained in this paragraph (B), audit committee members are also subject to additional, more stringent requirements under NASDAQ Rule 4350(d).
     (C) a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;
     (D) a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:
     (i) payments arising solely from investments in the company’s securities; or
     (ii) payments under non-discretionary charitable contribution matching programs.
     (E) a director of the issuer who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the compensation committee of such other entity; or
     (F) a director who is, or has a Family Member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

CNB FINANCIAL SERVICES, INC.
101 SOUTH WASHINGTON STREET, P.O. BOX 130
BERKELEY SPRINGS, WEST VIRGINIA 25411-0130
(304) 258-1520
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS, APRIL 7, 2010
     Andrew E. Orebaugh and Thomas W. Brown, or either one of them, with full power to act alone and with full power of substitution, are hereby authorized to represent and to vote stock of the undersigned in CNB Financial Services, Inc., at the Annual Meeting of Shareholders to be held April 7, 2010, and any adjournment thereof.
     Unless otherwise specified on this proxy, the shares represented by this proxy will be voted “FOR” the propositions listed on the reverse side and described more fully in the proxy statement of CNB Financial Services, Inc., distributed in connection with this Annual Meeting. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. If any other business is presented at said meeting, this proxy shall be voted in accordance with recommendations of the board of directors.
PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(Continued and to be signed on reverse side.)

CNB FINANCIAL SERVICES, INC.
PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.
The board of directors recommends a vote “FOR” the listed propositions.

1.	Election of four(4) Class II directors for the terms specified in the proxy statement:
	Jay E. Dick	Thomas F. Rokisky
	Jerald McGraw	Arlie R. Yost

2.	To transact such other business as may properly come before the meeting or any adjournments thereof:

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT*

(Except Nominee(s) Written Below)

☐	☐	☐

* (Except Nominee(s) written above.)

☐	☐	☐

Dated:		, 2010

Signature(s)

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

CO473051